UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): September 3, 2010

P2 SOLAR, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-91190	98-0234680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 204, 13569 – 76 Avenue Surrey, British Columbia, Canada, V3W 2W3
(Address of principal executive offices)

Registrant’s telephone number, including area code:  (604)592-0047

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On September 6, 2010, P2 Solar, Inc., a Delaware corporation (the “Company”) acquired 1,004,999 shares of restricted common stock of Solarise Power, Inc., a privately owned Nevada corporation (“Solarise”) that specializes in the development of solar panel technology, for a total purchase price of $2,500,000 which was paid as follows: i) consideration in the amount of $250,000; and ii) the issuance to Solarise of 1,000,000 shares of Series A Non-Voting Convertible Preferred Common Stock of the Company.  The 1,004,999 shares of Solarise acquired by the Company represent approximately 33.5% of the issued and outstanding shares of common stock of Solarise.

ITEM 3.01 RECENT SALES OF UNREGISTERED SECURITIES.

See Item 2.01 of this Current Report on Form 8-K for a description of the transaction regarding the Company’s issuance of 1,000,000 shares of Series A Non-Voting Convertible Preferred Common Stock.  The information in Item 2.01 of the Current Report on Form 8-K is incorporated in this Item 3.01 by reference.  For the above share issuances, the shares were not registered under the Securities Act of 1933 in reliance upon the exemptions from registration contained in Section 4(2) of the Securities Act of 1933. No underwriters were used, nor were any brokerage commissions paid in connection with the above share issuances.

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On September 3, 2010, P2 Solar Inc., a Delaware corporation (the “Company”), filed a Certificate of Designation with the Secretary of State of Delaware designating a new class of preferred stock consisting of 1,000,000 shares of Series A Non-Voting Convertible Preferred Stock, the designations, preferences, limitations and relative rights of which are as set forth in the Certificate of Designation filed as an Exhibit to this Current Report on Form 8-K.  The Certificate of Designation was authorized by the Board of Directors pursuant to a unanimous consent in lieu of a meeting on September 2, 2010.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits.  The following documents are filed as exhibits to this report on Form 8-K:

3.1 Certificate of Designation, dated September 3, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P2 SOLAR INC.

Date: September 9, 2010

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By:  Raj-Mohinder S. Gurm
Its:   Chief Executive Officer